EXHIBIT 99.1

Franchise Group, Inc. Announces Fiscal 2021 Third Quarter Financial Results

  Increases 2021 Financial Outlook to at Least $3.1 Billion in Revenue and at Least $3.80 in Non-GAAP EPS
  Expects Significant Growth in Revenue and Cash Flow in Fiscal 2022
  Franchising Momentum Accelerating

DELAWARE, Ohio, Nov. 02, 2021 (GLOBE NEWSWIRE) -- Franchise Group, Inc. (NASDAQ: FRG) (“Franchise Group” or the “Company”) today announced the financial results of its fiscal 2021 third quarter. For the third quarter of fiscal 2021, total reported revenue for Franchise Group was $828.8 million, net income from continuing operations was $36.0 million or $0.83 per fully diluted share, Adjusted EBITDA was $80.8 million and Non-GAAP EPS was $0.97 per share. On July 2, 2021, the Company completed the sale of Liberty Tax and, as such, the financial position and results of operations of the Company’s Liberty Tax segment are presented as discontinued operations and have been excluded from the Company’s fiscal 2021 third quarter results. Total cash was $160.0 million and outstanding debt at the end of the third quarter of fiscal 2021 was $1.1 billion.

Brian Kahn, Franchise Group’s President and CEO stated, “Our management teams, associates, and franchisees are performing well. Despite continuing supply chain constraints and overall inflationary pressures, the underlying strength of the Franchise Group brands allows us to increase our financial expectations for fiscal year 2021. Franchising momentum is continuing to accelerate with new development agreements for 153 new locations in addition to 124 new store openings year to date. As we look towards fiscal 2022, we see significant growth for Franchise Group as systemwide unit growth is compounded by overall same store sales growth. We also remain active in pursuit of additional brands that we believe will further diversify our cash flow streams or add scale to existing platforms, and we expect to execute on at least one accretive transaction in the near term.”

The Company has four reportable segments: American Freight; The Vitamin Shoppe; Pet Supplies Plus and Buddy’s. The following table summarizes Revenue, Adjusted EBITDA, and Net Income/(Loss) for each of these segments. Reconciliations of Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP EPS to their respective most comparable GAAP measures, are included below under “Non-GAAP Financial Measures and Key Metrics.”

	For the Three Months Ended			For the Nine Months Ended
	September 25, 2021			September 25, 2021
		Adjusted	Net		Adjusted	Net
	Revenue	EBITDA	Income/(Loss)	Revenue	EBITDA	Income/(Loss)
	(In thousands)			(In thousands)
American Freight	$223,591	$16,045	$959	$750,914	$75,887	$27,538
Vitamin Shoppe	300,813	35,886	21,086	898,108	113,904	73,875
Pet Supplies Plus	286,643	24,994	13,642	613,712	52,655	13,677
Buddy's	17,779	4,433	5,159	50,195	14,004	10,639
Corporate	-	(515)	(4,848)	-	(4,683)	(85,544)
Total	$828,826	$80,843	$35,998	$2,312,929	$251,766	$40,185

Outlook
Franchise Group is increasing its expectations for annual Adjusted EBITDA for 2021 from at least $320 million to at least $325 million, Non-GAAP EPS from at least $3.45 per share to at least $3.80 per share and revenue from at least $3.05 billion to at least $3.1 billion. In calculating EPS, the Company is using approximately 41 million weighted average shares outstanding. Non-GAAP EPS is calculated by adding the tax effected impact of adjustments to EBITDA to net income on a per share basis. In calculating Non-GAAP EPS, the Company is currently using an effective tax rate of 18.5%.

The Company does not provide a quantitative reconciliation of forward-looking, Non-GAAP financial measures such as forecasted Adjusted EBITDA or Non-GAAP EPS to the most directly comparable GAAP financial measures because it is difficult to reliably predict or estimate the relevant components without unreasonable effort due to future uncertainties that may potentially have significant impact on such calculations, and providing them may imply a degree of precision that would be confusing or potentially misleading. Estimates exclude potential acquisitions, divestitures or refranchising activities. See “Non-GAAP Financial Measures and Key Metrics.”

Conference Call Information
Franchise Group will conduct a conference call on November 2nd at 4:30 P.M. ET to discuss its business, review financial results for the third quarter of fiscal 2021 and discuss its outlook for the remainder of fiscal 2021. A real-time webcast of the conference call will be available on the Events page of Franchise Group’s website at www.franchisegrp.com. The conference call can also be accessed live via telephone at (877) 784-1793. The passcode is 2978952. Please dial in 5-10 minutes prior to the scheduled start time.

About Franchise Group, Inc.
Franchise Group is an owner and operator of franchised and franchisable businesses that continually looks to grow its portfolio of brands while utilizing its operating and capital allocation philosophy to generate strong cash flow for its shareholders. Franchise Group’s business lines include Pet Supplies Plus, American Freight, The Vitamin Shoppe, Buddy’s Home Furnishings and Sylvan Learning. On a combined basis, Franchise Group currently operates over 2,600 locations predominantly located in the U.S. that are either Company-run or operated pursuant to franchising agreements.

FRANCHISE GROUP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

(In thousands, except share count and per share data)	September 25, 2021	December 26, 2020
Assets	(Unaudited)	(Audited)
Current assets:
Cash and cash equivalents	$159,972	$148,780
Current receivables, net	95,686	67,335
Inventories, net	533,552	302,307
Current assets held for sale	-	43,023
Other current assets	18,643	13,997
Total current assets	807,853	575,442
Property, equipment, and software, net	202,968	135,872
Non-current receivables, net	12,000	12,800
Goodwill	787,441	448,258
Intangible assets, net	308,905	109,892
Operating lease right-of-use assets	656,561	502,104
Non-current assets held for sale	-	55,116
Other non-current assets	55,856	8,428
Total assets	$2,831,584	$1,847,912
Liabilities and Stockholders Equity
Current liabilities:
Current installments of long-term obligations	$1,420	$104,053
Current operating lease liabilities	158,577	127,032
Accounts payable and accrued expenses	360,274	252,389
Current liabilities held for sale	-	40,576
Other current liabilities	34,095	25,174
Total current liabilities	554,366	549,224
Long-term obligations, excluding current installments	1,072,909	466,944
Non-current operating lease liabilities	513,461	402,276
Non-current liabilities held for sale	-	8,779
Other non-current liabilities	51,366	35,522
Total liabilities	2,192,102	1,462,745

Stockholders equity:
Common stock, $0.01 par value per share, 180,000,000 and 180,000,000 shares authorized, 40,237,297 and 40,092,260 shares issued and outstanding at September 25, 2021 and December 26, 2020, respectively	402	401
Preferred stock, $0.01 par value per share, 20,000,000 and 20,000,000 shares authorized, 4,541,125 and 1,250,000 shares issued and outstanding at September 25, 2021 and December 26, 2020, respectively	45	13
Additional paid-in capital	471,405	382,383
Accumulated other comprehensive loss, net of taxes	-	(1,399)
Retained earnings	167,630	3,769
Total equity attributable to Franchise Group, Inc.	639,482	385,167
Non-controlling interest	-	-
Total equity	639,482	385,167
Total liabilities and equity	$2,831,584	$1,847,912

FRANCHISE GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Operations

	Three Months Ended		Nine Months Ended
(In thousands, except share count and per share data)	September 25, 2021	September 26, 2020	September 25, 2021	September 26, 2020
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Product	$782,608	$500,462	$2,172,193	$1,440,677
Service and other	37,891	19,826	114,659	46,516
Rental	8,327	17,404	26,077	51,000
Total revenues	828,826	537,692	2,312,929	1,538,193
Operating expenses:
Cost of revenue:
Product	485,682	296,920	1,347,673	862,320
Service and other	8,737	678	10,076	2,135
Rental	2,930	5,877	8,869	17,327
Total cost of revenue	497,349	303,475	1,366,618	881,782
Selling, general, and administrative expenses	276,714	209,537	780,416	619,799
Total operating expenses	774,063	513,012	2,147,034	1,501,581
Income from operations	54,763	24,680	165,895	36,612
Other expense:
Other	(13,090)	(1,246)	(49,816)	(5,295)
Interest expense, net	(21,194)	(26,269)	(91,494)	(78,658)
Income (loss) from continuing operations before income taxes	20,479	(2,835)	24,585	(47,341)
Income tax expense (benefit)	(15,519)	1,891	(15,600)	(50,217)
Income (loss) from continuing operations	35,998	(4,726)	40,185	2,876
Income (loss) from discontinued operations, net of tax	128,072	(3,871)	176,434	28,483
Net income (loss)	164,070	(8,597)	216,619	31,359
Less: Net income (loss) attributable to non-controlling interest	-	-	-	(2,090)
Net income (loss) attributable to Franchise Group, Inc.	$164,070	$(8,597)	$216,619	$29,269

Amounts attributable to Franchise Group, Inc.:
Net income (loss) from continuing operations	$35,998	$(4,726)	$40,185	$(11,005)
Net income (loss) from discontinued operations	128,072	(3,871)	176,434	40,274
Net income (loss) attributable to Franchise Group, Inc.	$164,070	$(8,597)	$216,619	$29,269

Basic earnings (loss) per share:
Continuing operations	$0.84	$(0.12)	$0.84	$(0.34)
Discontinued operations	3.18	(0.10)	4.39	1.23
Total basic earnings per share	$4.02	$(0.22)	$5.23	$0.89

Diluted earnings (loss) per share:
Continuing operations	$0.83	$(0.12)	$0.83	$(0.34)
Discontinued operations	3.13	(0.10)	4.31	1.23
Total diluted earnings per share	$3.96	$(0.22)	$5.14	$0.89

Weighted-average shares outstanding:
Basic	40,229,232	39,692,384	40,171,458	32,679,576
Diluted	40,973,736	39,692,384	40,931,423	32,679,576

FRANCHISE GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows

	Nine Months Ended
(In thousands)	September 25, 2021	September 26, 2020
	(Unaudited)	(Unaudited)
Operating Activities
Net income	$216,619	$31,359
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	2,010	3,412
Depreciation, amortization and impairment charges	50,127	51,254
Amortization of deferred financing costs	35,590	28,703
Loss (gain) on disposal of other	(374)	75
Stock-based compensation expense - equity awards	9,561	6,294
(Gain) on bargain purchases and sales of Company-owned offices	(3,368)	(1,761)
Deferred tax (income) expense	(17)	7,851
Prepayment penalty for early debt extinguishment	36,726	-
Gain on divestiture of Liberty Tax	(173,699)	-
Change in
Accounts, notes, and interest receivable	5,748	(2,223)
Income taxes receivable	(13,473)	(23,721)
Other assets	26,026	3,971
Accounts payable and accrued expenses	21,959	38,884
Inventory	(108,947)	79,967
Deferred revenue	10,952	5,649
Net cash provided by operating activities	115,440	229,714
Investing Activities
Issuance of operating loans to franchisees and area developers	(17,749)	(30,368)
Payments received on operating loans to franchisees and area developers	23,103	50,064
Purchases of Company-owned offices and acquired customer lists	(1,086)	(4,830)
Proceeds from sale of Company-owned offices	3,189	1,118
Acquisition of business, net of cash and restricted cash acquired	(462,821)	(353,423)
Divestiture of business, net of cash and restricted cash sold	179,471	-
Purchases of property, equipment, and software	(36,871)	(26,702)
Proceeds from sale of property, equipment, and software	195	1,474
Net cash (used in) investing activities	(312,569)	(362,667)
Financing Activities
Proceeds from the exercise of stock options	386	520
Dividends paid	(50,016)	(19,167)
Non-controlling interest distribution	-	(4,716)
Repayment of other long-term obligations	(957,382)	(455,811)
Borrowings under revolving credit facility	6,724	174,665
Repayments under revolving credit facility	(84,874)	(218,260)
Issuance of common stock	-	198,003
Issuance of preferred stock	79,542	28,366
Payment for debt issue costs and original issuance discounts	(51,288)	(16,673)
Prepayment penalty for early debt extinguishment	(36,726)	-
Issuance of debt	1,300,000	586,000
Cash paid for taxes on exercises/vesting of stock-based compensation	(433)	(85)
Net cash provided by financing activities	205,933	272,842
Effect of exchange rate changes on cash, net	34	(142)
Net increase in cash equivalents and restricted cash	8,838	139,747
Cash, cash equivalents and restricted cash at beginning of period	151,502	45,146
Cash, cash equivalents and restricted cash at end of period	$160,340	$184,893
Supplemental Cash Flow Disclosure
Cash paid for taxes, net of refunds	$39,618	$944
Cash paid for interest	$79,074	$41,226
Accrued capital expenditures	$3,496	$3,633
Non-cash proceeds from divestiture of Liberty Tax	$59,680	$-
Deferred financing costs from issuance of common stock	$-	$31,013
Capital expenditures funded by finance lease liabilities	$1,211	$-
Tax receivable agreement included in other long-term liabilities	$-	$17,156

Non-GAAP Financial Measures and Key Metrics
Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP EPS are financial measures that are not prepared in accordance with GAAP. Management believes the presentation of these measures is useful to investors as supplemental measures in evaluating the aggregate performance of the Company’s operating businesses and in comparing its results from period to period because they exclude items that the Company does not believe are reflective of its core or ongoing operating results. These measures are used by management to evaluate performance and make resource allocation decisions each period. These metrics are also used in the determination of executive management's compensation. Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP EPS should not be considered in isolation or as a substitute for net income or other income statement information prepared in accordance with GAAP and our presentation of these non-GAAP measures may not be comparable to similarly titled measures used by other companies.

Management defines and calculates Adjusted EBITDA as net income (loss) from continuing operations before interest, income taxes, depreciation and amortization adjusted for certain non-core or non-operational items related to executive severance and related costs, stock-based compensation, shareholder litigation costs, corporate governance costs, accrued judgments and settlements, net of estimated revenue, store closures, rebranding costs, acquisition costs, inventory fair value step up amortization and prepayment penalty on early debt repayment. Adjusted EBITDA is a financial measure that is not prepared in accordance with GAAP.

Management defines and calculates Non-GAAP Net Income and Non-GAAP EPS as net income (loss) and net income (loss) per diluted share from continuing operations adjusted for non-core or non-operational items related to executive severance and related costs, stock-based compensation, non-cash executive compensation expense, shareholder litigation costs, prepayment penalties on early debt repayment, non-cash amortization of debt issuance costs, store closures, rebranding costs, acquisition costs, inventory fair value step up amortization, and amortization of acquired intangible assets. Although amortization of acquired intangible assets is excluded from these non-GAAP measures, it is important for investors to understand that such intangible assets support revenue generation. Management excludes amortization of intangible assets because these are non-cash amounts for which the amount and frequency are significantly impacted by the timing and size of our acquisitions, which vary from period to periods and across companies. The tax effect on the related non-GAAP adjustments was calculated based on an estimated annual non-GAAP effective tax rate of 18.5%

Reconciliation of Adjusted EBITDA
Below are reconciliations of Net Income/(Loss) from continuing operations to Adjusted EBITDA for the three and nine months ended September 25, 2021.

	For the Three Months Ended September 25, 2021
($ In thousands)	Buddy's	Pet Supplies Plus	American Freight	Vitamin Shoppe	Corporate	Total
Net income (loss) from continuing operations	$5,159	$13,642	$959	$21,086	$(4,848)	$35,998
Add back:
Interest expense	832	5,004	8,615	6,777	(33)	21,194
Income tax expense (benefit)	-	1	-	(71)	(15,449)	(15,519)
Depreciation and amortization charges	853	6,219	2,668	8,094	-	17,834
Total Adjustments	1,685	11,224	11,283	14,800	(15,482)	23,509
EBITDA	6,844	24,866	12,242	35,886	(20,330)	59,507
Adjustments to EBITDA
Executive severance and related costs	-	10	-	-	-	10
Stock based compensation	70	-	-	-	4,014	4,084
Non-cash executive compensation expense	-	-	494	-	-	494
Gain on Sale of Company-Owned Stores	(2,481)	-	-	-	-	(2,481)
Prepayment penalty on early debt repayment	-	-	-	-	-	-
Store closures / Related Costs / Impairment	-		2,991	-	-	2,991
Integration / Related Costs	-	90	362	-	274	726
Acquisition costs	-	28	(43)	-	2,211	2,196
Loss on Investment in Equity Securities	-	-	(0)	-	13,175	13,175
Divestiture costs	-	-	-	-	135	135
Compliance costs	-	-	-	-	6	6
Total Adjustments to EBITDA	(2,411)	128	3,803	-	19,815	21,336
Adjusted EBITDA	$4,433	$24,994	$16,045	$35,886	$(515)	$80,843

	For the Nine Months Ended September 25, 2021
($ In thousands)	Buddy's	Pet Supplies Plus	American Freight	Vitamin Shoppe	Corporate	Total
Net income (loss) from continuing operations	$10,639	$13,677	$27,538	$73,875	$(85,544)	$40,185
Add back:
Interest expense	2,991	11,378	29,122	17,023	30,980	91,494
Income tax expense (benefit)	-	1	-	(68)	(15,533)	(15,600)
Depreciation and amortization charges	2,645	13,773	6,913	23,075	1	46,407
Total Adjustments	5,637	25,153	36,034	40,029	15,448	122,301
EBITDA	16,276	38,830	63,572	113,904	(70,096)	162,486
Adjustments to EBITDA
Executive severance and related costs	-	19	-	-	-	19
Stock based compensation	209	-	-	-	9,135	9,344
Non-cash executive compensation expense	-	-	1,319	-	-	1,319
Gain on Sale of Company-Owned Stores	(2,481)	-	-	-	-	(2,481)
Prepayment penalty on early debt repayment	-	-	-	-	36,726	36,726
Store closures / Related Costs / Impairment	-	-	3,213	-	-	3,213
Integration / Related Costs	-	520	7,450	-	572	8,542
Acquisition costs	-	13,286	333	-	2,226	15,845
Loss on Investment in Equity Securities	-	-	-	-	13,175	13,175
Divestiture costs	-	-	-	-	2,794	2,794
Compliance costs	-	-	-	-	785	785
Total Adjustments to EBITDA	(2,272)	13,825	12,315	-	65,413	89,281
Adjusted EBITDA	$14,004	$52,655	$75,887	$113,904	$(4,683)	$251,767

Reconciliation of Non-GAAP Net Income and EPS
Below are reconciliations of Net Income/(Loss) from continuing operations to Non-GAAP Net Income and Net Income/(Loss) from continuing operations per diluted share to Non-GAAP EPS for the three and nine months ended September 25, 2021.

	For the Three Months Ended		For the Nine Months Ended
($ In thousands except share count and per share data)	September 25, 2021		September 25, 2021

Net income (loss) from continuing operations / Net income (loss) from continuing operations per diluted share	$35,998	$0.88	$40,185	$0.98
Less: Preferred dividend declared	(2,128)	(0.05)	(6,385)	(0.15)
Adjusted Net Income available to Common Stockholder	33,870	0.83	33,800	0.83
Add back:
Executive severance and related costs	10	-	19	-
Stock based compensation	4,084	0.10	9,344	0.23
Long-term executive compensation expense	494	0.01	1,319	0.03
Gain on Sale of Company-Owned Stores	(2,481)	(0.06)	(2,481)	(0.06)
Prepayment penalty on early debt repayment	-	-	36,726	0.90
Store closures / Related Costs	2,991	0.07	3,213	0.08
Integration / Related Costs	726	0.02	8,542	0.21
Acquisition costs	2,196	0.05	15,845	0.39
Loss on Investment in Equity Securities	13,175	0.32	13,175	0.32
Divestiture costs	135	-	2,794	0.07
Compliance costs	6	-	785	0.02
Adjustments to EBITDA	21,335	0.51	89,281	2.19
Non-cash amortization of debt issuance costs	2,394	0.06	35,590	0.87
Amortization of acquisition-related intangibles	2,390	0.06	5,901	0.14
Tax impact	(4,832)	(0.11)	(24,193)	(0.59)
Valuation Allowance Tax Benefit	(15,519)	(0.38)	(15,519)	(0.38)
Impact of diluted share count assuming non-GAAP net income	-	-	-	-
Total Adjustments to Net income (loss) from continuing operations	5,768	0.14	91,060	2.23
Non-GAAP Net Income from continuing operations / Non-GAAP diluted EPS from continuing operations	$39,638	$0.97	$124,860	$3.05
Basic weighted average shares		40,229,232		40,171,458
Non-GAAP diluted weighted average shares outstanding		40,973,736		40,931,423

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, projections, predictions, expectations, or beliefs about future events or results and are not statements of historical fact. Such statements may include statements regarding the Company’s results of operation and financial condition, its performance during the COVID-19 pandemic, its outlook for the remainder of fiscal 2021 and its growth expectations for fiscal 2022 and acquisition strategy. Such forward-looking statements are based on various assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are often accompanied by words that convey projected future events or outcomes such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” or words of similar meaning or other statements concerning opinions or judgment of the Company or its management about future events. Although the Company believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements of the Company will not differ materially from any projected future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results, performance or achievements may differ materially from historical results or those anticipated depending on a variety of factors, many of which are beyond the control of the Company. The Company refers you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Form 10-K for the fiscal year ended December 26, 2020, and comparable sections of the Company’s Quarterly Reports on Form 10-Q and other filings, which have been filed with the SEC and are available on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this press release are expressly qualified by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or its business or operations. Readers are cautioned not to rely on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made and the Company does not undertake any obligation to update, revise or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:
Andrew F. Kaminsky
EVP & Chief Administrative Officer
Franchise Group, Inc.
akaminsky@franchisegrp.com
(914) 939-5161